Exhibit 10.8

LEASE

THIS LEASE is made on this 23 day of May, 2012, by and between LACK PROPERTIES, (hereinafter called "Lessor") and iPura Food Distribution Co., Inc. (hereinafter called "Lessee").

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1. Premises. Lessor leases to Lessee and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain premises ("Premises") situated in the Town of Los Gatos, County of Santa Clara, State of California, as outlined in Exhibit "A" attached and described as: Approximately 1,100 square feet of that larger 27,600 square foot building located at 718 University Avenue, Suite #210.

2. Term. The term of this Lease shall be for Twenty Four Months commencing on June 1, 2012 and ending on May 31, 2015 unless sooner terminated pursuant to any provisions hereof.

3. Rent. Lessee shall pay to Lessor rent for the Premises of Two Thousand Nine Hundred four and no/100ths Dollars ($2,904.00) per month in lawful money of the United States of America, subject to adjustment or offset, prior notice or demand, at such place as may be designated from time to time by Lessor as follows: $2,904.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. A deposit of $3,300.00 as a Security Deposit shall be made by Lessee and held by the Lessor pursuant to Paragraph 5 of this Lease, and shall also be paid upon execution of the Lease. If Lessee is not in default of any provisions of this Lease, this sum, without interest thereon, shall be returned to Lessee after Lessee vacates the Premises and satisfies all conditions in Paragraph 4 of the Lease. $2,904.00 shall be paid on July 1, 2012 and in advance of the first (1st) day of each month until May 31, 2013. $3,190.00 shall be paid on June 1, 2013 and in advance of the first (1st) day of each month until May31, 2014. $3,300.00 shall be paid on June 1, 2014 and in advance of the first (1st) day of each month until May 31, 2015.

Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrances and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of five (5%) percent of the overdue amount as a late charge, except for the first failure to make a payment of rent or other amount when due in each lease year of the Lease. Further, in only this event, said late charge will not be imposed until such failure to pay has not occurred within three (3) business days after Lessor has delivered written notice to Lessee that such payment is due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

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If for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of this term, such occupancy shall be subject to all of the provisions of this Lease, including the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

~~A.~~  Cost of Living Increase~~. The rent payable in advance on the first day of each month succeeding _______________, _____, shall be determined in the following manner: The All Urban Consumer Price Index (all items) for the San Francisco/Oakland Metropolitan Area published by the United States Department of Labor, Bureau of Labor Statistics "Index", which is published most immediately preceding the date of ______________, ____, shall be compared with the Index published for the date at commencement of the Lease ("Beginning Index").~~

~~If the _____________, ___, Index has increased over the Beginning Index, the monthly rent payable during the ___________, ____, to ___________,_____, period shall be set by multiplying the monthly rent paid for the period from ___________, ____, to _________, ____, by a fraction, numerator of which is ______________, ____, Index and the denominator of which is the Beginning Index. In no event shall the monthly rent as determined by this adjustment be less than the monthly rent immediately prior to such adjustment. On adjustment of monthly rent as herein provided Lessor shall notify Lessee in writing of the new monthly rent.~~

~~4.~~ Option to Extend Term~~.~~

~~A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for ____________- year period ("extending term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:~~

~~(1) Lessee has given to Lessor written notice of exercise six (6) months prior to the expiration of the initial term or extended term as the case may be.~~

~~(2) Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option Notice, and Lessee is not in default on the date the extended term is to commence.~~

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~~B. Monthly rent for the extended term shall be set in the following manner: The rent payable in advance for any or each option period of each month succeeding ___________, _____, shall be determined in the following manner: The All Urban Consumers Price Index (All Items) for the San Francisco/Oakland Metropolitan Area, published most immediately preceding the date of _____________, ______, shall be compared with the Index published for the date at the commencement of the Lease (Beginning Index).~~

~~If the ________, _____, Index has increased over the Beginning Index, the monthly rent payable during the _______, ____, to ______, ______, period shall be set by multiplying the monthly rent paid for the period from _________, _______, to __________, ______, by a fraction, the numerator of which is the ____________, ______, Index and the denominator of which is the Beginning Index. A new lease for the term of such extension shall be unnecessary, this Lease constituting a present demise for both the original and any extended term. Lessor shall notify Lessee in writing of the new monthly rent during the Extended Term.~~

~~C. In no event shall the monthly rent for any extended term be less than the monthly rent paid immediately prior in such extended term.~~

5. Security Deposit. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $3,300.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to make any required payment on Lessee's behalf; or (c) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can commingle the Security Deposit with Lessor's general and other funds.

6. Operating Expense Adjustments. For the purposes of this Paragraph, the following terms are defined as follows:

Base Year: The calendar year in which this lease term commences, however, that the Base year shall in no event be earlier than the first full calendar year following the date of initial occupancy by the first occupant of said building.

Comparison Year: Each calendar year of the term after the Base Year.

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Direct Expenses: All direct costs of operation and maintenance, as determined by standard accounting practices shall include the following costs by way of illustration, but not be limited to: real property taxes and assessments; rent taxes, gross receipt taxes, (whether assessed against the Lessor or assessed against the Lessee and collected by Lessor, or both); water and sewer charges; insurance premiums; utilities; janitorial services; labor; costs incurred in the management of the Building, if any; air-conditioning and heating; elevator maintenance; supplies; equipment; and tools; including maintenance, costs and upkeep of all parking and common areas. ("Direct Expenses" shall not include depreciation on the Building of which the Premises are a part or equipment therein, loan payments, executive salaries or real estate brokers' commissions.)

If the Direct Expenses paid or incurred by the Lessor for the Comparison Year on account of the operation or maintenance of the Building of which the Premises are a part in excess of the Direct Expenses paid or incurred for the Base Year, then the Lessee shall pay 4% of the increase. This percentage is that portion of the total rentable area of the Building compared with the total rentable area occupied by the Lessee hereunder. Lessor shall endeavor to give to Lessee on or before the first day of March of each year following the respective Comparison Year a statement of the increase in rent payable by Lessee hereunder, but failure to give such statement by said date shall not constitute a waiver by Lessor of its right to require an increase in rent. Upon receipt of the statement for the first Comparison Year, Lessee shall pay in full the total amount of increase due for the first Comparison Year, and in addition for the then current year, the amount of any such increase shall be used as an estimate for said current year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next Comparison Year's statement is rendered . If the next or any succeeding Comparison Year results in a greater increase in Direct Expenses, then upon receipt of a statement from Lessor, Lessee shall pay a lump sum equal to such total increase in Direct Expenses over the Base Year, less the total of the monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made to the Base Year; and the estimated monthly installments to be paid for the next year, following said Comparison Year, shall be adjusted to reflect such increase. If in any Comparison Year the Lessee's share of Direct Expenses be less than the preceding year, then upon receipt of Lessor's statement, any overpayment made by Lessee on the monthly installment basis provided above shall be credited towards the next monthly rent falling due and the estimated monthly installments of Direct Expenses to be paid shall be adjusted to reflect such lower Direct Expenses for the most recent Comparison Year.

Even though the term has expired and Lessee has vacated the Premises, when the final determination is made of Lessee's share of Direct Expenses for the year in which this Lease terminates, Lessee shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses shall decrease shall be immediately rebated by Lessor to Lessee.

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Notwithstanding anything contained in this Paragraph, the rental payable by Lessee shall in no event be less than the rent specified in Paragraph 3 hereinabove.

7. Use of the Premises. The Premises shall be used exclusively for the purpose of general office purposes only.

Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the premises to be used for any improper, unlawful or objectionable purpose.

Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper.

Should, at any time during the term of this Lease, or for a period of five (5) years after the termination or expiration of this Lease, there be charges or findings of toxic waste, spillage, or other contaminants found by a governmental agency to be hazardous and requiring removal or remedial work of the same, and it is determined that Lessee is the cause, Lessee hereunder shall be responsible for, and hold Lessor harmless from all claims, obligations, liabilities, and costs, including reasonable attorney's fees, for the removal, remedial work, or other action required by the governmental agency so prescribing said action, or any other agency having jurisdiction unless Lessee can demonstrate that such toxic waste, spillage, or other contaminants did not occur as a result of Lessee's operations while occupying the Premises. If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent. If any such toxic waste, spillage, or other contaminants are found upon the Premises, and it is determined that Lessee is the cause, Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove such substances and remedy the problem.

Lessee shall abide by all laws, ordinances and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.

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8. Improvements. ~~Lessor will, at its sole expense, make improvements to the Premises as specified in Exhibit "B" attached hereto and by this reference made a part hereof. Lessor will make reasonable efforts to complete such improvements prior to _____________________, _____.~~

9. Taxes and Assessments.

A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, public charges levied, assessed or imposed upon or against Lessee's fixtures, equipment, furnishings, appliances and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

B. All property taxes or assessments levied or assessed , or hereafter levied or assessed, by any governmental authority against the Premises, or any portion of such taxes or assessments which become due or accrued during the term of this Lease, shall be paid by Lessor, subject to the adjustment discussed in Paragraph 6 of this Lease.

10. Insurance.

A. Indemnity. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorney's fees) on account of, or arising out of the Lessee's use or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the Lessee's use or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees and invitees.

B. Liability Insurance. Lessee shall, at the Lessee's expense, obtain and keep in force during the term of this Lease, a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than $1,000,000 for bodily injury or death as a result of any one occurrence, and $500,000 for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to unreasonably withhold. Lessee shall deliver to Lessor prior to possession, a certificate of insurance evidencing the existence of the policy required hereunder, and such certificate shall certify that the policy (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Lessor, (3) insures performance of the indemnity set forth in Sub-paragraph A above, and (4) the coverage is primary and any coverage by Lessor is in excess thereto.

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C. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, subject to the adjustments discussed in Paragraph 6 of this Lease.

D. Lessor hereby releases Lessee and Lessee hereby releases Lessor and their respective officers, agents and employees from any and all claims and demands for loss, damages, expense or injury to the Premises, furnishings, fixtures, and equipment located on the Premises which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance coverage is not prejudiced thereby or the expense increased.

11. Service and Utilities. Provided that Lessee is not in default hereunder, Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Lessor at his sole discretion, and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air-conditioning required in Lessor's judgment for the comfortable use and occupation of the Premises, water, trash pick-up, landscaping, and janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Lessor shall not be liable for, and Lessee shall not be entitled to, any reduction of rental by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for a loss or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Lessor reserves the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Lessee to Lessor upon demand by Lessor.

Lessee will not, without written consent of Lessor, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Lessee shall require water or electrical current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor, which Lessor may refuse, to the use thereof and Lessor may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electrical current consumed for any such use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by the Lessee and Lessee agrees to pay to Lessor promptly upon demand therefore by Lessor for all such water and electrical current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electrical current as consumed. If a separate meter is not installed, such excess cost for such water and electrical will be established by an estimate made by a utility company or electrical engineer.

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12. Repairs and Maintenance.

A. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Lessee shall, at Lessee's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Lessee and ordinary wear and tear excepted. Lessee shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Lessee excepted. Except as specifically provided in an Addendum, if any, to this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations to Lessee respecting the condition of the Premises or the Building except as specifically herein set forth.

B. Notwithstanding the provisions of Paragraph 12A hereinabove, Lessor shall repair and maintain the structural portions of the Building, including the basic plumbing, air-conditioning, heating and electrical systems, installed or furnished by Lessor, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Lessee, its agents, servants, employees or invitees, in which case Lessee shall pay to Lessor the reasonable cost of such maintenance and repairs. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Lessee. Except as provided in Paragraph 15 hereof, there shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee waives the right to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect.

13. Alterations and Additions. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on or about, or to the Premises or any part thereof, without the prior written consent of Lessor, and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to perform all repairs, alterations, improvements or additions in, or about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Any alteration, addition, or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of the Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Lessor can elect, however, within thirty (30) days before expiration of the term to require Lessee to remove any alterations, additions or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air-conditioning, plumbing, partitioning, electrical signs, carpeting or any other installation which has become an intregal part of the Premises. In the event Lessor consents to Lessee's making any alterations, improvements or additions, Lessee shall notify Lessor in writing at least fifteen (15) days prior to commencing work and Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, providing that Lessor shall be responsible for executing and recording said notices and delivering the same to Lessee for posting, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to notify Lessor within the time period provided in the preceding sentence shall be a breach of this Lease.

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If, during the term hereof, any alteration, change or addition of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

14. Default. In the event of any default under the terms of this Lease by Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of: (1) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessor or, (2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of California Civil Code Section 1951.2. In the event of such termination of the Lease, Lessor may recover from the Lessee: (1) the worth at the time of award of unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of the award", as used in (1) and (2) of this paragraph is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award", as referred to in (3) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one (1%) percent.

If Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of California Civil Code Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession:

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a) Acts of maintenance or preservation, or efforts to relet the property.

b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expense of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent the Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default, and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to proposed assignment or subletting shall not be unreasonably withheld.

If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of:

First, any indebtedness from Lessee to Lessor other than rent due from Lessee;

Second, all costs, including for maintenance, reasonably incurred by Lessor in reletting;

Third, rent due and unpaid under this Lease. After deducting payment referred to in this Paragraph, any sum remaining from rent Lessor receives from reletting shall be applied in payment of future rent as rent becomes due under this Lease. If on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying rent received from the reletting, as provided in this paragraph.

Lessor at any time after Lessee commits a default can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the reasonable sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

Rent not paid within five (5) days after becoming due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

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15. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option:

a) Rebuild or restore the Premises to their condition prior to the damage or destruction; or

b) Terminate the Lease.

If Lessor does not give Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction, (such period of time to be extended for delays caused by the fault or neglect of Lessee or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Lessee to the Premises.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Lessee on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Lessee’s business thereon. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33-1/3 percent of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

16. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation and use hereunder, this Lease, shall, as to the part so taken, terminate as of the date title shall vest in the condemner or purchase, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Lessor and Lessee shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty (50%) percent or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation and use hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises.

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17. Free from Liens. Lessee shall (1) pay for all labor and services performed and for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2) indemnify, defend and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises and (3) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of California Civil Code Section 3094, or any amendment thereof, provided that Lessor shall be responsible for executing and recording such notices. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

18. Compliance with Laws. Subject to the provisions of Paragraph 14 above, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

19. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases or other documents that may be required by any mortgage, mortgagor, or trustor or beneficiary under any deed of trust or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

20. Abandonment. Lessee shall not vacate nor abandon the Premises at any time during the term. If Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due and otherwise pursuant to terms and conditions of the Lease.

21. Assignment and Subletting. Lessee's interest in this Lease is not assignable by operation of law or otherwise nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein or permit any use of the Premises by another party, without prior written consent of Lessor to such assignment, subletting or transfer of use, which consent shall not be unreasonably withheld.

If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner(s) owning fifty (50%) percent or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

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If Lessee consists of more than one person, a purported assignment, voluntary, involuntary or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.

If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of capital stock of Lessee, or sale of at least fifty-one (51%) percent of the value of assets of Lessee, shall be deemed a voluntary assignment. The phrase, "controlling percentage" means ownership of and right to vote, stock possessing at least fifty-one (51%) percent of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for election of directors. This Paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

Lessor's prior consent shall not be required for any assignment, sublease or other transfer of Lessee's interest in the Premises or this to any corporation with which Lessee may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Lessee has a controlling interest, provided that any such transfer shall not result in Lessee's being released or discharged from any liability under this Lease and such assignee, sublessee or transferee shall, prior to taking possession of the Premises, deliver to Lessor written notice of the transfer and its terms, covenants, conditions and provisions of the Lease, including without limitation the provisions regarding the use of the Premises.

In the event of any such subletting or transfer which is consented to, or not consented to, by Lessor, a sublessee agrees to pay monies or other consideration whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all such excess or additional monies or other consideration, less costs of assignment incurred by Lessee, shall be paid solely to Lessor, and this shall be one of the conditions to obtaining Lessor's consent.

Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.

A consent to or assignment, subletting, occupation or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another party. Any assignment or subletting without such consent shall be void and shall at the option of Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorney's fees incurred in conjunction with each such request.

22. Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire building, its pro-rata share of any parking charge, surcharges, or any other cost hereafter levied or assessed by local, state or federal governmental agencies in connection with the use of parking facilities serving the Premises including without limitation, parking surcharges imposed by or under authority of the Federal Environmental Protection Agency.

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23. Insolvency on Bankruptcy. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with applicable state and federal law in effect at the time such event occurs.

24. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (a) execute and deliver to Lessor any documents including estoppel certificates presented to Lessee by Lessor, (i) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (iii) evidencing the status of the Lease as may be required by either a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor and (b) if requested by any bona fide lender of Lessor or purchaser of the Premises, to deliver to Lessor current financial statements of Lessee, including a balance sheet and profit and loss statement for the current fiscal year and the two (2) immediately prior fiscal years, all prepared in accordance with generally accepted accounting principles consistently applied. Lessee's failure to deliver an estoppel certificate within ten (10) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificate within ten (10) days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

25. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

26. Attorneys' Fees. If for any reason, any suit be initiated to enforce any provisions of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses and reasonable attorneys' fees as fixed by the court.

27. Notices. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

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LESSOR:	LACK PROPERTIES
P.O. BOX 23027
SAN JOSE, CALIFORNIA 95153

LESSEE:	iPura Food Distribution Co., Inc.
718 University Avenue, Suite 210
Los Gatos, Ca 95030

28. Transfer of Security. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of Lessor's obligations under this Lease.

29. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

30. Holding Over. Any holding over after the expiration of the term or any extension thereof, with the consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

31. Miscellaneous.

a)	Time is of the essence of this Lease, and of each and all of its provisions.
b)	The term "Building" shall mean the building in which the Premises are situated.
c)	If the Building is leased to more than one tenant, then each such tenant, its agents, officers, employees and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such tenant) to make reasonable use of any driveways, sidewalks and parking areas located on the parcel of land on which the Building is situated, except such parking areas as may from time to time be leased for exclusive use by other tenant(s).
d)	Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the Building.

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e)	The term "assign" shall include the "transfer".
f)	The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.
g)	All parties hereto have equally participated in the preparation of this Lease.
h)	The headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.
i)	Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing, signed by all of the parties hereto or their respective successors in interest.
j)	This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.
k)	It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.
l)	The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.
m)	This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.
n)	All exhibits to which reference is made are deemed incorporated into this Lease, whether or not actually attached.

IN WITNESS HEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR: LACK PROPERTIES

BY:

LESSEE: iPura Food Distribution Co., Inc

BY:

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